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                                                                   EXHIBIT 10.22


                  SENIOR SECURED SUBORDINATED PROMISSORY NOTE

$2,700,000                                                 Santa Ana, California
                                                                January 30, 1997

         FOR VALUE RECEIVED, ULTRA ACQUISITION CORP., a Nevada corporation ("Obligor"), hereby promises to pay to the order of MULL ACRES INVESTMENTS, INC., a California corporation ("Obligee"), in lawful money of the United States of America, at 1420 Village Way, Santa Ana, California 92705, or at such other place as Obligee may from time to time designate, the principal sum of Two Million Seven Hundred Thousand Dollars ($2,700,000) (the "Principal Amount"), payable (except as set forth below) on March 31, 1998 ("Maturity Date"), with interest at the rate of 2.7037% payable for 12 months only, monthly in arrears, commencing February 28, 1997.

         This Note may be prepaid in whole or in part at any time without penalty or premium.

         This Note is secured pursuant to the terms of a Security Agreement between Bikers Dream, Inc., a California corporation and the parent of Obligor ("Bikers Dream"), and Obligee dated the date hereof ("Security Agreement"), as the same may amended, extended, modified or replaced from time to time, and is subject to all the terms and conditions thereof including, but not limited to, the remedies specified therein.

         THIS NOTE IS SUBJECT TO RIGHTS OF SETOFF SET FORTH in AN ASSET PURCHASE AND SALE AGREEMENT BETWEEN OBLIGOR, BIKERS DREAM AND OBLIGEE DATED THE DATE HEREOF (THE "PURCHASE AGREEMENT"), AND IS SUBJECT TO THE TERMS AND CONDITIONS THEREOF.

         The Maturity Date may be extended at the option of Obligee to March 28, 1999, provided that in such event Obligor shall pay Obligee on such extended Maturity Date the Principal Amount plus interest calculated at the rate of 10% per annum accrued from March 28, 1998 to the date of repayment.

         Obligor hereby agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by Obligee and arising out of or related to the collection of any amounts due hereunder or the enforcement of any rights provided for herein. Such costs and expenses shall include, without limitation, all costs, attorneys' fees and expenses incurred by Obligee in connection with any insolvency, bankruptcy, reorganization, or other similar proceedings involving Obligor which in any way affect the exercise by Obligee of its rights and remedies under this Note or any instrument securing this
Note.
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         Presentment, demand, protest, and all notices of every kind (including notices of protest, dishonor and nonpayment of this Note) are hereby waived by Obligor.

         Nothing contained herein shall prevent Obligee from waiving, in writing, in any certain instance or on any particular occasion, any right or remedy hereunder (including, but not limited to, the operation of the acceleration clauses above). Consent to one such transaction shall not be deemed to be a consent or waiver to any future transaction. No such waiver shall constitute a further or continuing waiver of such right or remedy as to any preceding or succeeding breach hereunder. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. No delay or omission on the part of Obligee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No acceptance by Obligee of any payment due hereunder which is less than the full amount then due and owing shall operate as a waiver of the same or any other right or option, except as and to the extent provided by law. The release of any party liable on this Note shall not operate to release any other party liable hereon. All rights and remedies of Obligee hereunder are cumulative.

         Notwithstanding anything to the contrary in this Note, the indebtedness evidenced by the Note and the obligations of Obligor hereunder and under the Security Agreement shall be subordinate and junior in right of payment to indebtedness of Obligor or Bikers Dream with any persons pursuant to a bridge financing incurred for the purpose of paying cash amount due to Obligee by Obligor pursuant to the Purchase Agreement (the foregoing being referred to as "Superior Indebtedness"), regardless of whether any Superior Indebtedness was incurred prior to or is incurred after the date of this Note, and shall be senior to any other indebtedness of Obligor or Bikers Dream. No payments may be made on this Note, nor may any action be taken with respect to any collateral securing this Note, if Obligor is in default on any Superior Indebtedness or if payment on this Note would result in Obligor's inability to make a scheduled payment of any Superior Indebtedness. Holders of Superior Indebtedness shall be third party beneficiaries of this paragraph.

         Any notice, request, demand, waiver, consent, approval or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person to an officer or duly authorized representative of the other party or deposited in the United States mail, duly certified or registered (return receipt requested), postage prepaid, and addressed to the party for who intended, as follows:

                          Obligee:    Mull Acres Investments, Inc.
                                      11631 Sterling Avenue
                                      Riverside, California 92503
                                      Attn: William Alden

                          Obligor:    Ultra Acquisition Corp.
                                      1420 Village Way
                                      Santa Ana, California 92705





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         Either party may from time to time, by written notice to the other, designate a different address which shall be substituted for that specified above. If any notice or other document is sent by mail as stated above, the same shall be deemed to be fully delivered and received two days after mailing as provided above.

         This Note shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Obligor day and year first written above.


                                  ULTRA ACQUISITION CORP.
                                  a Nevada corporation

                                  By:  [SIG]
                                     ---------------------------------


                                  MULL ACRES INVESTMENTS, INC.,
                                  a California corporation

                                  By:  [SIG]
                                     ---------------------------------





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